Exhibit 99.1

FROM:	NEWTEK BUSINESS SERVICES, INC. (NASDAQ: NEWT)
212 West 35th Street
New York, NY 10001
http://www.thesba.com

Investor Relations
Newtek Investor Relations
Contact: Jayne Cavuoto/ jcavuoto@thesba.com
Telephone: (212) 273-8179

Hayden IR
Contact: Brett Mass/brett@haydenir.com
Telephone: (646) 536-7331

Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566

FOR IMMEDIATE RELEASE

Newtek Reports First Quarter 2014 Financial Results

Company Reaffirms Full Year 2014 Consolidated Guidance; Forecasts Double- Digit Top- and Bottom-Line Percentage Growth

New York, N.Y. - May 7, 2014 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, a provider of business services and financial products to the small- and medium-sized business market, announced today its financial results for the three months ended March 31, 2014.

First Quarter 2014 Consolidated Financial Highlights:

•	Operating revenues were $36.1 million; an increase of 5.7% over $34.1 million in the first quarter of 2013.

•	Pretax income was $2.2 million; an increase of 0.6% over the first quarter of 2013.

•	Diluted earnings per share (“EPS”) were $0.04 equal to the first quarter of 2013.

•	Adjusted EBITDA was $4.8 million; an increase of 10.6% over $4.4 million in the first quarter of 2013.

First Quarter 2014 Operational Highlights:

•	Small business finance segment revenue was $10.0 million; an increase of 34.8% over $7.4 million in the first quarter of 2013.

•	Small business finance segment pretax income was $2.7 million; an increase of 23.7% over $2.2 million in the first quarter of 2013.

•	The Company originated $45.7 million in loans; an increase of 31.2% over $34.8 million in the first quarter of 2013.

•	The Company’s loan servicing portfolio grew 95.6% year over year to $1.1 billion at March 31, 2014.

Reaffirmed Full Year 2014 Consolidated Guidance:

•	EPS midpoint forecast at $0.23 per share, with a range of $0.20 and $0.26, which represents an increase of 15.0% over 2013 EPS of $0.20.

•	Revenue midpoint forecast at $161.0 million, with a range of $154.0 million and $168.0 million, which represents an increase of 12.1% over 2013 revenue of $143.6 million.

•	Pretax income midpoint forecast at $13.5 million, with a range of $11.8 million and $15.1 million, which represents an increase of 21.6% over 2013 pretax income of $11.1 million.

•	Adjusted EBITDA midpoint forecast at $26.0 million, with a range of $24.5 million and $27.5 million, which represents an increase of 26.2% over 2013 Adjusted EBITDA of $20.6 million.

•	The Company expects to originate $240 to $260 million of SBA 7(a) loans in 2014.

Barry Sloane, Chairman, President and Chief Executive Officer said, “While our first quarter consolidated results were not as strong as we would have liked, we are extremely optimistic regarding our future growth and success. As such, we are reaffirming our full year 2014 consolidated guidance, validating our confidence in our future performance with forecasted double–digit top- and bottom-line percentage growth.”

Mr. Sloane continued, “On a segment basis, we are pleased to report the outstanding performance of our SBA lender, Newtek Small Business Finance. Our lender once again achieved strong growth in revenue and pretax income of 35% and 24%, respectively, thoroughly illustrating the demand for our loan product offerings, fueled in large part by the combination of our expertise in SBA lending and top-notch customer service. We fully intend to continue to capitalize on the opportunities within this market, and grow our lending infrastructure while simultaneously maintaining our underwriting discipline and the credit quality of the loans we originate. Specifically, we anticipate originating approximately $250 million in loans in 2014, representing a more than 40% increase over 2013.”

“As we have previously discussed, the business service space does indeed have some challenges, and we recognize the need for achieving higher levels of growth in our two other main operating business segments, namely Electronic Payment Processing and Managed Technology Solutions. However, the winning combination of our position as a FinTech Company, with our proprietary state-of-the-art web-based technology NewTracker®, and our cloud-based offerings uniquely and strategically positions us to capture the tremendous opportunities present within these business segments, as well as within the small business market overall. In particular, and most notable, we have been intently focused on expanding the scope of our integrated product offerings with the ultimate goal of becoming the business service provider that offers cloud-based solutions on our single operating platform, The Newtek Advantage™, for all of our services including Payroll, eCommerce, and Web Hosting, and we plan to add in the near future, Insurance Agency, Lending information, POS and, financial reporting and tax services. Our market position as a cloud-computing company, managing its own data center, gives us what we believe is an unparalleled ability to deliver integrated offerings to the independent business owner, which is the key to the highest level of customer service. Additionally, to stimulate our future performance and manage risk in all of our segments, we will be announcing the hiring of several new senior executives who will promote revenue growth in business services, as well as support our risk profile and increase the depth and breadth of our senior management team. As the year progresses, we look forward to reporting our future growth and achievements to our stakeholders,” concluded Mr. Sloane.

Cautionary Statement

2014 Guidance information and statements regarding future intentions contained in this press release are based on management’s current expectations. These statements are forward looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the amortization of the 2011 accrued loss on the lease restructure. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income (loss), operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Adjusted EBITDA.

Investor Conference Call and Webcast

A conference call to discuss first quarter 2014 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, today, Wednesday, May 7, 2014 at 4:15 p.m. EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek® brand including:

•

The Newtek Advantage™: A mobile real-time small- to medium-sized business (“SMB”) management platform that puts all of a business’s critical transactions and economic, eCommerce and web site traffic data on a smartphone, tablet, laptop or PC. The Newtek

Advantage™ provides the intelligence that businesses require and will give them the advantage to succeed. This revolutionary platform will allow owners and operators of small- and medium-sized businesses to manage their businesses from their mobile device anywhere, anytime, all without an IT department.

•	Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek® and The Small Business Authority brands as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms

The Small Business Authority® is a registered trademark of Newtek Business Services, Inc., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(In Thousands, except for Per Share Data)

	Three Months Ended March 31,
	2014	2013

Operating revenues
Electronic payment processing	$21,527	$21,677
Web hosting and design	3,987	4,380
Premium income	5,137	4,259
Interest income	1,561	1,030
Servicing fee income – NSBF portfolio	832	614
Servicing fee income – external portfolios	1,793	847
Income from tax credits	13	26
Insurance commissions	385	444
Other income	852	867

Total operating revenues	$36,087	$34,144

Net change in fair value of:
SBA loans	(1,266)	(376)
Credits in lieu of cash and notes payable in credits in lieu of cash	1	19

Total net change in fair value	(1,265)	(357)

Operating expenses:
Electronic payment processing costs	18,362	18,284
Salaries and benefits	6,478	6,056
Interest	1,636	1,303
Depreciation and amortization	855	807
Provision for loan losses	(205)	118
Other general and administrative costs	5,480	5,017

Total operating expenses	32,606	31,585

Income before income taxes	2,216	2,202
Provision for income taxes	(849)	(897)

Net income	1,367	1,305
Net loss attributable to non-controlling interests	24	147

Net income attributable to Newtek Business Services, Inc.	$1,391	$1,452

Weighted average common shares outstanding - basic	35,432	35,218

Weighted average common shares outstanding - diluted	38,386	37,736

Earnings per share – basic and diluted	$0.04	$0.04

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2014 AND DECEMBER 31, 2013

(In Thousands, except for Per Share Data)

	March 31, 2014	December 31, 2013
	Unaudited
ASSETS
Cash and cash equivalents	$10,234	$12,508
Restricted cash	10,569	16,877
Broker receivable	12,907	13,606
SBA loans held for investment, net (includes $10,311 and $10,894, respectively, related to securitization trust VIE; net of reserve for loan losses of $1,553 and $1,811, respectively)	10,237	10,689
SBA loans held for investment, at fair value (includes $82,368 and $74,387, respectively, related to securitization trust VIE)	87,670	78,951
Accounts receivable (net of allowance of $1,161 and $871, respectively)	11,638	11,602
SBA loans held for sale, at fair value	3,924	4,734
Prepaid expenses and other assets, net (includes $2,095 and $2,187, respectively, related to securitization trust VIE)	13,671	18,549
Servicing asset (net of accumulated amortization and allowances of $8,257 and $7,909, respectively)	7,287	6,776
Fixed assets (net of accumulated depreciation and amortization of $10,995 and $10,547, respectively)	3,844	3,741
Intangible assets (net of accumulated amortization of $2,198 and $2,243, respectively)	1,219	1,240
Credits in lieu of cash	3,231	3,641
Deferred tax asset, net	3,925	3,606
Goodwill	12,092	12,092

Total assets	$192,448	$198,612

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$13,808	$14,688
Notes payable	37,227	41,218
Note payable – securitization trust VIE	57,786	60,140
Capital lease obligation	585	642
Deferred revenue	1,312	1,274
Notes payable in credits in lieu of cash	3,231	3,641

Total liabilities	113,949	121,603

Commitments and contingencies

Equity:
Newtek Business Services, Inc. shareholders’ equity:
Preferred shares (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common shares (par value $0.02 per share; authorized 54,000 shares, 36,913 issued; 36,967 and 35,385 outstanding, respectively, not including 83 shares held in escrow)	738	738
Additional paid-in capital	61,469	61,349
Retained earnings	15,927	14,536
Treasury shares, at cost (1,461 and 1,528, respectively)	(1,242)	(1,279)

Total Newtek Business Services, Inc. shareholders’ equity	76,892	75,344
Non-controlling interests	1,607	1,665

Total equity	78,499	77,009

Total liabilities and equity	$192,448	$198,612

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION FROM PRETAX INCOME

(In Millions)

	For the Quarter Ended March 31,
	2014 Actual	2013 Actual

Net income before income taxes	$2.2	$2.2
Interest expense	1.6	1.3
Depreciation and amortization	0.9	0.8
Stock compensation expense	0.2	0.2
Amortization of 2011 accrued loss on lease restructure	(0.1)	(0.1)

Adjusted EBITDA	$4.8	$4.4

2014 FULL YEAR ADJUSTED EBITDA MIDPOINT GUIDANCE

Net income before income taxes	$13.5
Income from tax credits	(0.1)
Interest expense	8.5
Depreciation and amortization	3.5
Stock compensation expense	0.9
Amortization of 2011 accrued loss on lease restructure	(0.3)

Adjusted EBITDA	$26.0

*	Note: totals may not add due to rounding